Exhibit 10.7

THIRD AMENDMENT

OF

DELUXE CORPORATION

DEFERRED COMPENSATION PLAN

(2001 Restatement)

        The “Deluxe Corporation Deferred Compensation Plan” adopted by Deluxe Corporation, a Minnesota corporation, effective November 15, 1983, and which is presently maintained under a document entitled “DELUXE CORPORATION DEFERRED COMPENSATION PLAN (2001 Restatement) (hereinafter referred to as the “Plan”), is here by amended in the following respects:

1.    409A TRANSITION RULE.   Effective as of January 1, 2005, Section 4 of the Plan is amended by adding thereto a new Section 4.4 to read in full as follows:

4.4.  409A Transition Rule.   Pursuant to Notice 2005-1, Q&A #20(a) and (c) and for the purpose of taking advantage of the transition relief afforded thereunder, each Participant may revoke in their entirety his or her election or elections to defer payment of (i) Base Salary earned in 2005 that would otherwise been paid during 2005, (ii) Incentive Compensation earned in 2004 that would have otherwise been paid during 2005, and (iii) Incentive Compensation earned in 2005 whether paid in 2005 or 2006. Such election revocation shall be made in writing and filed with the Chief Executive Officer of the Company on or before December 1, 2005.

2.    SAVINGS CLAUSE.   Save and except as hereinbefore amended the Plan shall continue in full force and effect.

October 26, 2005	DELUXE CORPORATION

	By	/s/ Anthony C. Scarfone
	Its	Senior Vice President